SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 2, 1998

                                Alamo Group Inc.
                             ---------------------
             (Exact name of Registrant as specified in its charter)

 Delaware                        0-21220                        74-1621248
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(State or other                 (Commission                  (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


                       1502 E. Walnut, Seguin, Texas 78155
                       ------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (830) 379-1480
                                                      --------------

-----------------------------------------------------------------------------
                 (Former address, if changed since last report.)

ITEM 5.  OTHER EVENTS
---------------------

     Filed herewith is the Preliminary Unaudited Earnings Summary, as contained in a press release dated November 2, 1998, for Alamo Group Inc. ("Alamo" or the "Company")) for the three and nine-month periods ended September 30, 1998. The results of operations set forth therein for such periods are unaudited.

ITEM 7(C).  EXHIBITS
--------------------

Exhibit
Number                    Description
--------                  ------------

99.1 Preliminary Unaudited Earnings Summary for the three and nine month periods ended September 30,1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ALAMO GROUP INC.
                                          (Registrant)



                                        By:  /s/ Jim A. Smith
                                             ------------------
                                             Name:  Jim A. Smith
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



Dated:  November 3, 1998

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549






                               ALAMO GROUP INC.









                                   EXHIBITS
                             TO CURRENT REPORT ON
                        FORM 8-K DATED November 2, 1998






                                             Commission File Number 0-21220

                                 Exhibit Index
                                 --------------

Exhibit
Number                 Description
---------              -----------

99.1                   (i) Preliminary  Unaudited  Earnings  Summary for
                           the three and nine month periods ended September 30, 1998.

                       For:         Alamo Group Inc.

                       Contact:     Donald J. Douglass
                                    Chairman and Chief Executive Officer
                                    210-738-1339 or 203-966-0621
                                    Jim A. Smith
                                    Executive Vice President,
                                    Chief Financial Officer
                                    830-372-9618

                                    Morgan-Walke Associates:
                                    June Filingeri/Jennifer Angell
                                    Media Contact: Merridith Ingram/Eileen King
                                          212-850-5600



             ALAMO GROUP INC. ANNOUNCES 1998 THIRD QUARTER RESULTS

     SEGUIN, Texas, November 2, 1998 -- Alamo Group Inc. (NYSE:ALG) today reported results for the third quarter ended September 30, 1998.

     Net sales for the third quarter were $51.0 million compared with $52.2 million for the same quarter last year. Net income for the third quarter was $2.1 million, or $0.21 per diluted share, compared with $4.9 million, or $0.51 per diluted share, in the prior-year period.

     For the first nine months of 1998, net sales were $160.1 million compared with $162.3 million for the nine-month period last year. Net income for the nine-month period of 1998 was $8.5 million, or $0.87 per diluted share, compared with $13.4 million, or $1.38 per diluted share, for the same period last year.

     The Company noted that operational losses and the cost of litigation settlement associated with its Rhino International operations reduced diluted earnings per share by $0.18 in the third quarter and $0.30 for the first nine months of 1998. Rhino International, an importer and marketer of Chinese manufactured tractors, was acquired in 1995 and is not related to the Company's core business. With the litigation now completed, the Company is analyzing various strategic options for this operation that could result in a special charge in the fourth quarter. The operation's net assets are approximately $6 million.

     European sales, while lower than last year, showed firming in the quarter with profits about even with the year-ago period. Industrial sales for the quarter increased by 7% from last year. Agricultural sales were down 8% from last year as a result of a decline in the parts business that was due to the effect of the severe drought in the Company's principal market areas. Overall profitability declines for the third quarter and year-to-date were substantially attributable to drought conditions, the beginning of a cyclical decline in the agricultural industry, and the losses at Rhino International, which contributed to decreased margins and increased operating expenses.

     Donald J.  Douglass,  Chairman and Chief  Executive  Officer,  commented:
"While our third quarter results were down, our earnings would have substantially matched last year if it were not for the losses at Rhino International and the negative impact of the drought on our parts business. As a result of the cyclical decline of the agricultural market which began in the third quarter, we are assessing work force levels, reducing costs and reviewing marketing strategies to maintain our strong leadership position."

     Mr. Douglas continued: "In regard to the transaction with Woods Equipment, a proxy statement for a Special Meeting to be held on November 18, 1998 for consideration of the merger has been mailed to shareholders. We continue to believe in the merits of the transaction, and are working hard towards the goal of closing."

     Alamo Group is a leader in the design, manufacture and distribution of heavy duty, tractor-mounted mowing and vegetation maintenance equipment in America and Europe. The Company has 1,088 employees in the U.S. and 352 in Europe, and operates twelve manufacturing facilities. The corporate offices of Alamo Group Inc. are located in Seguin, Texas, near San Antonio, and the headquarters for its European operations is located in Salford Priors, England, near Birmingham.

     THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. AMONG THOSE FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING: MARKET DEMAND, MARKET SOFTNESS, COMPETITION, WEATHER, SEASONALITY, CURRENCY-RELATED ISSUES, AND OTHER RISK FACTORS LISTED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN, WHICH SPEAKS ONLY AS OF THIS DATE.

                 ALAMO GROUP INC. AND SUBSIDIARIES (NYSE:ALG)
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                     THIRD QUARTER ENDED                             NINE MONTHS ENDED
                                               09/30/98               09/30/97                09/30/98               09/30/97
                                             ---------------       ------------            -------------         -------------

American
   Agricultural                                   $23,486              $25,494                $ 78,930                $ 79,722
   Industrial                                      16,502               15,406                  48,698                  44,790
European                                           11,036               11,320                  32,515                  37,784
                                                  --------            --------                 -------                ---------
   Total sales                                     51,024               52,220                 160,143                 162,296

Cost of sales                                      37,393               36,596                 118,964                 117,367
                                                  --------            --------                 -------                ---------
Gross Margin                                       13,631               15,624                  41,179                  44,929

Operating expenses                                 10,266                7,900                  26,087                  22,966
                                                  --------            --------                 -------                ---------
Income from operations                              3,365                7,724                  15,092                  21,963

Interest expense                                     (636)                (571)                 (2,090)                 (1,756)
Interest income                                       180                  152                     496                     374
Other income (Expense)                                 80                  331                    (139)                    276
                                                  --------            --------                 --------               ----------

Income before income taxes                          2,989                7,636                  13,359                  20,857
Provision for income taxes                            928                2,726                   4,900                   7,479
                                                  --------            --------                 --------               ----------
Net income                                        $ 2,061              $ 4,910                  $8,459                 $13,378
                                                  ========            ========                 =========              ==========

Net income per common share:
   Basic                                           $ 0.21               $ 0.52                  $ 0.87                  $ 1.39
                                                  ========            ========                 =========              ==========
   Diluted                                         $ 0.21               $ 0.51                  $ 0.87                  $ 1.38
                                                  ========            ========                 =========              ==========

Average common shares:
   Basic                                            9,736                9,590                   9,707                   9,591
                                                  ========            ========                 =========              ==========
   Diluted                                          9,738                9,687                   9,747                   9,663
                                                  ========            ========                 =========              ==========







                          SUMMARY BALANCE SHEET DATA


                       09/30/98               12/31/97              09/30/97
                       ---------             ---------              --------

Receivables            $  52,143             $  42,165              $  46,724

Inventories            $  72,046             $  65,752              $  61,802

Current Liabilities    $  23,946             $  19,876              $  22,259

Long Term Debt         $  30,654             $  28,617              $  26,993

Equity                 $ 112,844             $ 106,265              $ 105,327